UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2006
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20810 Fernbush Lane
Houston, Texas		77073
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (281) 821-9091

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 17, 2005 the Board of Directors of Sterling Construction Company, Inc. (the “Company”) confirmed the payment to an executive officer of the Company of a bonus earlier approved by the Compensation Committee of the Board, and the Compensation Committee approved bonus payments to certain executive officers of the Company, in each case in accordance with the terms of the executive officer’s employment agreement with the Company and/or its wholly-owned subsidiary Sterling General, Inc., as follows:

Name	Title	Amount
Patrick T. Manning	Chairman & CEO	$365,000
Joseph P. Harper, Sr.	President & COO	$340,000
Maarten D. Hemsley	Chief Financial Officer	$125,000
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.
Dated: March 20, 2006	By:	/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President